Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-205698 and 333-166425) and Form S-8 (File No. 333-156269) of Middlesex Water Company of our report dated March 8, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Wyomissing, Pennsylvania
March 8, 2019